Exhibit 99.1
ICU Medical, Inc. Announces First Quarter 2018 Results

SAN CLEMENTE, Calif., May 9, 2018 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical devices used in infusion therapy and critical care applications, today announced financial results for the quarter ended March 31, 2018.

First Quarter 2018 Results

First quarter 2018 revenue was $372.0 million, compared to $247.7 million in the same period last year. GAAP gross profit for the first quarter of 2018 was $149.0 million, as compared to $88.9 million in the same period last year. GAAP gross margin for the first quarter of 2018 was 40%, as compared to 36% in the same period last year. GAAP net income for the first quarter of 2018 was $4.9 million, or $0.23 per diluted share, as compared to GAAP net income of $55.9 million, or $2.86 per diluted share, for the first quarter of 2017. Adjusted diluted earnings per share for the first quarter of 2018 were $2.26 as compared to $1.68 for the first quarter of 2017. Also, adjusted EBITDA was $73.4 million for the first quarter of 2018 as compared to $50.1 million for the first quarter of 2017.

Adjusted EBITDA and adjusted diluted earnings per share are measures calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Vivek Jain, ICU Medical's Chief Executive Officer, said, "First quarter revenues, adjusted EBITDA and adjusted diluted earnings per share were slightly above our expectations.”

Revenues by product line for the three months ended March 31, 2018 and 2017 were as follows (in millions):

	Three months ended March 31,
Product Line	2018	2017	$ Change	% Change
Infusion Consumables	$119.9	$75.7	$44.2	58.4%
IV Solutions*	144.4	97.4	47.0	48.3%
Infusion Systems	93.4	46.7	46.7	100.0%
Critical Care	14.3	12.4	1.9	15.3%
Other	—	15.5	(15.5)	(100.0)%
	$372.0	$247.7	$124.3	50.2%

*IV Solutions includes $18.1 million and $14.7 million of contract manufacturing to Pfizer for the three months ended March 31, 2018 and 2017, respectively.

Conference Call

The Company will host a conference call to discuss first quarter 2018 financial results today at 4:30 p.m. EDT (1:30 p.m. PDT). The call can be accessed at (800) 936-9761, international (408) 774-4587, conference ID 3029969. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical, Inc.

ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical products used in infusion therapy and critical care applications. ICU Medical's product portfolio includes IV smart pumps, sets, connectors, closed system transfer devices for hazardous drugs, sterile IV solutions, cardiac monitoring systems, along with pain management and safety software technology designed to help meet clinical, safety and workflow goals. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical, Inc. can be found at www.icumed.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of continued growth or improving efficiencies, unexpected changes in the Company's arrangements with its largest customers and the Company’s ability to meet expectations regarding the integration of the Hospira infusion systems business. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2017 and our subsequent filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value data)

	March 31, 2018	December 31, 2017
	(Unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$254,536	$290,072
Short-term investment securities	14,180	10,061
TOTAL CASH, CASH EQUIVALENTS AND INVESTMENT SECURITIES	268,716	300,133
Accounts receivable, net of allowance for doubtful accounts of $3,839 at March 31, 2018 and $3,311 at December 31, 2017	123,477	112,696
Inventories	295,548	288,657
Prepaid income taxes	16,111	10,594
Prepaid expenses and other current assets	32,406	41,286
Related-party receivable	132,272	98,807
Assets held-for-sale	—	12,489
TOTAL CURRENT ASSETS	868,530	864,662
PROPERTY AND EQUIPMENT, net	407,582	398,684
LONG-TERM INVESTMENT SECURITIES	9,896	14,579
GOODWILL	12,314	12,357
INTANGIBLE ASSETS, net	136,645	143,753
DEFERRED INCOME TAXES	20,073	24,775
OTHER ASSETS	37,702	38,141
TOTAL ASSETS	$1,492,742	$1,496,951
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$82,195	$78,228
Accrued liabilities	116,448	132,064
TOTAL CURRENT LIABILITIES	198,643	210,292
CONTINGENT EARN-OUT LIABILITY	23,000	27,000
OTHER LONG-TERM LIABILITIES	35,074	55,326
DEFERRED INCOME TAXES	1,482	1,487
INCOME TAX LIABILITY	4,592	4,592
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value Authorized—500 shares; Issued and outstanding— none	—	—
Common stock, $0.10 par value — Authorized, 80,000 shares; Issued 20,317 shares at March 31, 2018 and 20,210 shares at December 31, 2017; Outstanding, 20,304 shares at March 31, 2018 and 20,210 shares at December 31, 2017	2,032	2,021
Additional paid-in capital	632,012	625,568
Treasury stock, at cost	(3,176)	—
Retained earnings	596,829	585,624
Accumulated other comprehensive loss	2,254	(14,959)
TOTAL STOCKHOLDERS' EQUITY	1,229,951	1,198,254
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,492,742	$1,496,951
(1) December 31, 2017 balances were derived from audited consolidated financial statements.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three months ended March 31,
	2018	2017
REVENUE:
Net sales	$372,033	$231,788
Other	—	15,951
TOTAL REVENUE	372,033	247,739
COST OF GOODS SOLD	223,032	158,794
GROSS PROFIT	149,001	88,945
OPERATING EXPENSES:
Selling, general and administrative	86,997	64,886
Research and development	12,586	11,641
Restructuring, strategic transaction and integration	21,569	29,401
Change in fair value of contingent earn-out	(4,000)	—
Contract settlement	28,917	—
TOTAL OPERATING EXPENSES	146,069	105,928
INCOME (LOSS) FROM OPERATIONS	2,932	(16,983)
BARGAIN PURCHASE GAIN	—	63,237
INTEREST EXPENSE	(135)	(513)
OTHER INCOME	1,026	107
INCOME BEFORE INCOME TAXES	3,823	45,848
BENEFIT FOR INCOME TAXES	1,052	10,015
NET INCOME	$4,875	$55,863
NET INCOME PER SHARE
Basic	$0.24	$3.03
Diluted	$0.23	$2.86
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	20,255	18,439
Diluted	21,400	19,549

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation. The non-GAAP financial measures included in this press release are adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS").

Adjusted EBITDA excludes the following items from net income:

Interest, net: We exclude interest in deriving adjusted EBITDA as interest can vary significantly among companies depending on a company's level of income generating instruments and/or level of debt.

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Restructuring, strategic transaction and integration: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value: The inventory step-up represents the expense recognition of fair value adjustments in excess of the historical cost basis of inventory obtained through acquisition, these charges are outside of our normal operations and are excluded.

Bargain purchase gain: We may incur a bargain purchase gain on certain acquisitions if the fair market value of the identifiable assets acquired and liabilities assumed, net of deferred taxes exceeds the total consideration paid. We exclude such gains as they are related to acquisitions and have no direct correlation to the operation of our ongoing business.

Contract settlement: Occasionally, we are involved in contract renegotiations that may result in one-time settlements. We exclude these settlements as they have no direct correlation to the operation of our ongoing business.

Change in fair value of contingent earn-out: We exclude the impact of certain amounts recorded in connection with business combinations. We exclude items that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing.

Impairment of assets held for sale: We have excluded the effect of the impairment on assets held for sale in calculating our non-GAAP adjusted EBITDA and non-GAAP adjusted earnings per share. Impairments on assets no longer used in operations are not reflective of our ongoing business and operating results.

Adjusted Diluted EPS excludes from diluted EPS, net of tax, interest, net, intangible asset amortization expense, stock compensation expense, restructuring, strategic transaction and integration, adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value, contract settlement, change in fair value of contingent earn-out, impairment of assets held for sale, bargain purchase gain, which was tax free and the impact of tax reform. We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

The following tables reconcile our GAAP and non-GAAP financial measures:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands)

	Adjusted EBITDA
	Three months Ended March 31,
	2018	2017
GAAP net income	$4,875	$55,863

Non-GAAP adjustments:
Interest, net	(942)	409
Stock compensation expense	5,462	4,006
Depreciation and amortization expense	18,304	11,594
Restructuring, strategic transaction and integration	21,569	29,401
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	—	22,053
Bargain purchase gain	—	(63,237)
Contract settlement	28,917	—
Change in fair value of contingent earn-out	(4,000)	—
Impairment of assets held for sale	269	—
Benefit for income taxes	(1,052)	(10,015)
Total non-GAAP adjustments	68,527	(5,789)

Adjusted EBITDA	$73,402	$50,074

	Adjusted diluted earnings per share
	Three months ended March 31,
	2018	2017
GAAP diluted earnings per share	$0.23	$2.86

Non-GAAP adjustments:
Interest, net	$(0.04)	$0.02
Stock compensation expense	$0.26	$0.20
Amortization expense	$0.19	$0.17
Restructuring, strategic transaction and integration	$1.01	$1.50
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	$—	$1.13
Bargain purchase gain	$—	$(3.23)
Contract settlement	$1.35	$—
Change in fair value of contingent earn-out	$(0.19)	$—
Impairment of assets held for sale	$0.01	$—
Estimated income tax impact from adjustments	$(0.56)	$(0.97)
Adjusted diluted earnings per share	$2.26	$1.68
CONTACT:
ICU Medical, Inc.
Scott Lamb, Chief Financial Officer
(949) 366-2183

ICR, Inc.
John Mills, Partner
(646) 277-1254